EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 4 to Form S-3 (No. 333-73472) of our report dated April 1, 2002 relating to the financial statements which appears in Vsource, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2002.

/s/  PricewaterhouseCoopers

PRICEWATERHOUSECOOPERS

Hong  Kong
July 15, 2002



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